CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement No. 333-86288 of Stolt Offshore S.A. on Form F-3 of our Report dated April 2, 2002, with respect to the financial statements of Mar Profundo Girassol for the year ended December 31, 2001, appearing in the annual report on Form 20-F/A of Stolt Offshore S.A. for the year ended November 30, 2001.

          We also consent to the reference to us under the heading "Experts."


                                       BARBIER FRINAULT & ASSOCIES
                                       Member of Andersen Worldwide Organization




Neuilly-sur-Seine, France
July 31, 2002

/s/ FRANCIS SCHEIDECKER